EXHIBIT 99.1

[COSI LOGO]

CONTACT:    William Koziel
            (847) 597-8800

                    Cosi, Inc. Reports Third Quarter Results

DEERFIELD, IL, November 8, 2007 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that its net loss for the third quarter ended October 1, 2007 was $(3,002,400), or $(0.08) per basic and diluted common share, compared with a net loss of $(2,855,400), or $(0.07) per basic and diluted common share, for the 2006 third quarter. The 2007 third quarter results included approximately $800,000 in cash and non-cash charges related to store closings, impairments and severance charges, compared with less than $10,000 of such expenses incurred in the year-earlier period.

James Hyatt, Cosi's President and Chief Executive Officer, stated, "We are pleased that Cosi demonstrated revenue growth and corporate cost control in the third quarter. Cosi is positioned in a very attractive market segment, our brand has a strong connection with our guest, and we have a high caliber group of franchise area developers. We remain intensely focused on execution in our restaurant operations and our development activities, for the benefit of our guests, our franchisees and our shareholders."

2007 Third Quarter Financial Performance and Restaurant Economics
Cosi's addition of six franchise locations and one company-owned location during the quarter, combined with a 1.7% increase in comparable restaurant sales for the quarter, drove total revenues higher by 8.7%, to $35,256,200, compared with $32,429,900 in the 2006 third quarter. Restaurant net sales grew by 7.5%, to $34,645,000, compared to $32,235,000 in the 2006 third quarter, and franchise fees and royalties were approximately $611,200 for the 2007 third quarter, compared to approximately $194,900 in the prior year period.

Cosi reported that while certain operating expenses rose, including those for food and beverage and labor, general and administrative expenses saw an improvement on the quarter. As a result, Cosi reported a relatively flat operating loss of $3.8 million compared to a loss of $3.1 million in the 2006 quarter.

Cosi stated that total costs and expenses related to company-owned restaurant operations increased 500 basis points as a percentage of restaurant net sales in the 2007 third quarter as compared with the 2006 quarter. The increase was a result of a 250 basis point increase in occupancy and other operating expenses, a 150 basis point increase in labor costs, and a 100 basis point increase in food and beverage costs, all reflected as a percentage of restaurant net sales compared with the 2006 third quarter.

Cosi demonstrated corporate expense control in the quarter, partially offsetting the higher restaurant costs, with a 220 basis point improvement in general and administrative expense in the 2007 third quarter compared with the 2006 third quarter, as a percentage of total revenues.

As of October 1, 2007, cash, cash equivalents, and short-term investments were $9,703,900, and Cosi had virtually no long-term debt. Total stockholders' equity was $38,974,300.

Development Performance
During the 2007 third quarter, a total of seven new Cosi locations were opened, including six franchise locations and one company-owned location. At the end of the 2007 third quarter, Cosi operated 107 company-owned restaurants and its franchisees operated 27 franchise restaurants. Three additional franchise locations opened after the close of the third quarter, including our second location in Dubai. Cosi stated that it now expects franchisees to open an additional 9 locations over the balance of the year, bringing the total number of new franchise locations opened in 2007 to 27. In line with prior expectations, one additional company-owned location opened after the close of the third quarter for a total of six company-owned openings for the full 2007 year.

Cosi continues to receive interest from experienced franchise area developers and franchisees in the Cosi concept. To date, we have 32 franchise area developers committed to opening 366 Cosi restaurants, in addition to the 30 franchised restaurants currently open.

Third Quarter 2007 Teleconference and Webcast Information
Members of Cosi's senior management team will host a teleconference and webcast today, November 8, 2007, at 5:00 p.m. ET, to discuss the Company's results for the 2007 third quarter.

To participate in the teleconference, investors and analysts are invited to call 866-825-1709 in the U.S., or 617-213-8060 outside of the U.S., and reference participant code 83411374. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on November 15, 2007. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 78404056.

About Cosi
Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 108 company-owned and 30 franchise restaurants in seventeen states, the District of Columbia and Dubai. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi", "Cosi w/hearth design," "Simply Good Tastes" and related marks are registered trademarks of Cosi, Inc. Copyright Copyright 2007 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

                                  Tables follow

                                   Cosi, Inc.
                           Consolidated Balance Sheets
                    As of October 1, 2007 and January 1, 2007
                (dollars in thousands, except and per share data)

                                                                     October 1, 2007    January 1, 2007
                                                                     ---------------    ---------------
                                                                       (Unaudited)         (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                       $       9,703.9    $         898.2
     Investments                                                                  --           18,961.5
     Accounts receivable, net                                                  764.2            1,950.9
     Inventories                                                             1,019.0              941.5
     Prepaid expenses and other current assets                               2,674.7            4,032.8
     Assets of discontinued operations                                            --            2,092.2
                                                                     ---------------    ---------------
               Total current assets                                         14,161.8           28,877.1

Furniture and fixtures, equipment and leasehold improvements, net           45,890.4           44,000.9
Intangibles, security deposits and other assets, net                         2,353.8            2,879.1
                                                                     ---------------    ---------------
               Total assets                                          $      62,406.0    $      75,757.1
                                                                     ===============    ===============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                $       2,733.9    $       4,898.1
     Accrued expenses                                                        8,821.1            8,375.0
     Deferred franchise revenue                                                684.5            1,172.5
     Current liabilities of discontinued operations                             12.6              177.5
     Current portion of long-term debt                                          17.0               17.0
     Current portion of other long-term liabilities                            647.8              517.9
                                                                     ---------------    ---------------
               Total current liabilities                                    12,916.9           15,158.0

     Deferred franchise revenue                                              2,993.0            2,345.0
     Long-term debt, net of current portion                                     82.8               82.8
     Other long-term liabilities, net of current portion                     7,439.0            7,540.0
                                                                     ---------------    ---------------
               Total liabilities                                            23,431.7           25,125.8
                                                                     ---------------    ---------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
     40,970,096 and 39,910,114 shares issued, respectively                     409.7              399.1
     Additional paid-in capital                                            274,140.7          271,200.3
     Treasury stock, 239,543 shares at cost                                 (1,197.7)          (1,197.7)
     Accumulated deficit                                                  (234,378.4)        (219,770.4)
                                                                     ---------------    ---------------
               Total stockholders' equity                                   38,974.3           50,631.3
                                                                     ---------------    ---------------
               Total liabilities and stockholders' equity            $      62,406.0    $      75,757.1
                                                                     ===============    ===============

                                                             For the Three Months Ended
                                                 October 1, 2007                    October 2, 2006
                                        ---------------------------------   ---------------------------------
                                        Company-                            Company-
                                          Owned     Franchise     Total       Owned     Franchise     Total
                                        ---------   ---------   ---------   ---------   ---------   ---------
Restaurants at beginning of period            113(a)       22         135         103(b)        6         109
New restaurants opened                          1           6           7           6           2           8
Restaurants permanently closed                  7           1           8           1          --           1
                                        ---------   ---------   ---------   ---------   ---------   ---------
Restaurants at end of period                  107          27         134         108(b)        8         116
                                        =========   =========   =========   =========   =========   =========

(a)   Includes six locations that are classified as discontinued operations.
(b) Includes two company-owned locations that were closed in October 2005 as a result of Hurricane Wilma. During the fourth quarter of fiscal 2006, one location was re-opened and one location was permanently closed.

                                   Cosi, Inc.
                      Consolidated Statements of Operations
 For the Three and Nine Month Periods Ended October 1, 2007 and October 2, 2006
             (dollars in thousands, except share and per share data)

                                                           Three Months Ended                    Nine Months Ended
                                                      October 1,         October 2,         October 1,         October 2,
                                                         2007               2006               2007               2006
                                                    --------------     --------------     --------------     --------------
                                                     (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)
Revenues:
Restaurant net sales                                $     34,645.0     $     32,235.0     $    101,136.3     $     93,029.0
Franchise fees and royalties                                 611.2              194.9            1,448.4              513.1
                                                    --------------     --------------     --------------     --------------
       Total revenues                                     35,256.2           32,429.9          102,584.7           93,542.1
                                                    --------------     --------------     --------------     --------------

Costs and expenses:
Cost of food and beverage                                  8,221.0            7,321.5           23,508.9           21,212.5
Restaurant labor and related benefits                     12,111.6           10,792.1           35,222.4           30,393.4
Occupancy and other restaurant operating expenses         10,119.6            8,617.7           29,165.8           23,601.3
                                                    --------------     --------------     --------------     --------------
                                                          30,452.2           26,731.3           87,897.1           75,207.2
General and administrative expenses                        5,356.9            5,658.1           16,889.0           16,000.0
Stock-based compensation expense                             493.3              894.1            1,082.4            3,825.5
Depreciation and amortization                              2,298.9            1,878.7            6,699.2            5,352.9
Restaurant pre-opening expenses                               55.5              398.3              637.0            1,272.3
Provision for losses on asset impairments
    and disposals                                            365.5                7.4            3,192.3                7.4
Closed store costs                                           (62.0)                --              199.6                 --
Lease termination expense                                     83.7                1.5              276.8               19.2
                                                    --------------     --------------     --------------     --------------
       Total costs and expenses                           39,044.0           35,569.4          116,873.4          101,684.5

                                                    --------------     --------------     --------------     --------------
       Operating loss                                     (3,787.8)          (3,139.5)         (14,288.7)          (8,142.4)

Interest income                                              104.9              333.1              449.1            1,079.5
Interest expense                                              (2.0)              (2.3)              (6.0)              (7.0)
Other income                                                 715.6               57.0              716.1               57.8
                                                    --------------     --------------     --------------     --------------
       Loss from continuing operations                    (2,969.3)          (2,751.7)         (13,129.5)          (7,012.1)
Discontinued operations:
Operating loss from discontinued operations                  (33.1)            (103.7)            (285.2)            (520.5)
Asset impairments of discontinued operations                    --                 --           (1,193.3)                --
                                                    --------------     --------------     --------------     --------------
       Loss from discontinued operations                     (33.1)            (103.7)          (1,478.5)            (520.5)
                                                    --------------     --------------     --------------     --------------
       Net loss                                     $     (3,002.4)    $     (2,855.4)    $    (14,608.0)    $     (7,532.6)
                                                    ==============     ==============     ==============     ==============

Per Share Data:
    Loss per share, basic and diluted
       Continuing operations                        $        (0.08)    $        (0.07)    $        (0.34)    $        (0.19)
       Discontinued operations                      $        (0.00)    $        (0.00)    $        (0.03)    $        (0.01)
                                                    --------------     --------------     --------------     --------------
       Net loss                                     $        (0.08)    $        (0.07)    $        (0.37)    $        (0.20)
                                                    ==============     ==============     ==============     ==============

    Weighted average shares outstanding:                39,613,931         38,355,027         39,179,557         38,124,113
                                                    ==============     ==============     ==============     ==============

As a percentage of net restaurant sales:
    Cost of food and beverage                                 23.7%              22.7%              23.3%              22.8%
    Labor and related benefits                                35.0%              33.5%              34.8%              32.7%
    Occupancy and other operating expenses                    29.2%              26.7%              28.8%              25.4%
